UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 27, 2026

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
On May 27, 2026, comScore, Inc. (the "Company") entered into an Equity Purchase Agreement with an affiliate of Advaya Capital, Flix Buyer Inc. (the "Purchaser"), pursuant to which the Company sold its box office measurement, reporting and analytics business and its Hollywood Software business to the Purchaser for an aggregate base purchase price of $70.0 million in cash, subject to customary adjustments and other terms as set forth in the Equity Purchase Agreement (the "Transaction"). The Transaction was completed simultaneously with the signing of the Equity Purchase Agreement on May 27, 2026 (the "Closing Date").
Also on the Closing Date, the Company used a portion of proceeds from the Transaction to repay in full all of its obligations under the Financing Agreement, dated as of December 31, 2024, by and among the Company, certain subsidiaries of the Company as guarantors, Blue Torch Finance LLC, and the lenders from time to time party thereto (as amended, the "Credit Agreement"). Upon receipt of such repayment, which totaled approximately $40.1 million, the Credit Agreement and related obligations, including all obligations of the lenders to extend credit to the Company and all guarantees, liens and security interests related thereto, were terminated.
The Company plans to file an additional Current Report on Form 8-K (the "Closing 8-K") with more detail regarding the Transaction and the repayment and termination of the Credit Agreement. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Closing 8-K, which the Company expects to file on or before June 2, 2026.
The information in this Item 7.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
Date: May 27, 2026
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